SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 1, 2006
AMERON INTERNATIONAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-9102 (Commission File No.)	77-0100596 (IRS Employer Identification No.)
245 South Los Robles Ave., Pasadena, California 91101
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (626) 683-4000
N/A
(Former name, former address and former fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 1, 2006, Ameron International Corporation (“Ameron” or the “Registrant”) and certain of its subsidiaries completed the previously announced sale of substantially all of the assets and certain specified liabilities of its worldwide Performance Coatings & Finishes business (the “Coatings Business”) to PPG Industries, Inc. (“PPG”) and certain of its subsidiaries, pursuant to an asset purchase agreement entered into between Ameron and PPG on June 28, 2006, and amended as of July 31, 2006 (as amended, the “Agreement”). The total consideration received by Ameron upon the closing of the transaction was $115 million in cash. In addition, the Agreement includes a post-closing purchase price adjustment, which based on Ameron’s current estimate of net assets would result in approximately $5 million of additional consideration.
Certain assets were excluded from the sale, including cash and cash equivalents and certain real properties that are currently used in the Coatings Business. Ameron intends to sell those retained properties in the next 12 to 18 months and expects to generate additional proceeds of approximately $15 million, based on current estimates of market values.
Pursuant to the Agreement, PPG assumed certain liabilities related to the Coatings Business, including, without limitation, (i) warranty and guaranty obligations and liabilities for products sold or manufactured by Ameron, (ii) all environmental liabilities associated with the real properties that PPG is acquiring and (iii) general tort liability.
Pursuant to the Agreement, PPG did not assume certain other liabilities related to Ameron’s operation of the Coatings Business, including, without limitation, (i) any liability of the Coatings Business arising out of asbestos, silica or lead and (ii) any pre-closing environmental liabilities related to the real properties that Ameron will be retaining. Additionally, PPG did not assume any liabilities related to Ameron’s lawsuits with Dominion Exploration and Production, Inc. and Pioneer Natural Resources USA, Inc. and with Sable Offshore Energy Inc. (as those lawsuits are more particularly described in Ameron’s Annual Report on Form 10-K for the year ended November 30, 2005).
The foregoing description of the Agreement and the transactions consummated pursuant thereto is qualified in its entirety by reference to the Agreement attached as Exhibit 2.1 hereto and the copy of the press release announcing the closing of the transaction attached as Exhibit 99.1 hereto, each of which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The following unaudited pro forma condensed consolidated financial statements are based upon and should be read in conjunction with historical consolidated financial statements and related notes of Ameron.
The unaudited pro forma condensed consolidated balance sheet of Ameron as of June 4, 2006 and statements of operations for the six months ended June 4, 2006 and for the year ended November 30, 2005, give effect to the disposition of substantially all of the assets and certain specified liabilities of Ameron’s worldwide Performance Coatings & Finishes business to PPG Industries, Inc. and certain of its subsidiaries as if the sale occurred, for balance sheet purposes, on June 4, 2006 and, for statements of operations purposes, on December 1, 2004.
The unaudited pro forma condensed consolidated financial statements have been prepared based upon currently available information, estimates and assumptions that are deemed appropriate by Ameron’s management. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have been reported had such transaction actually occurred on the dates specified, nor are they indicative of our future results of operations or financial condition. The unaudited pro forma condensed consolidated financial statements are based on and should be read in conjunction with, and are qualified in its entirety by, the historical consolidated financial statements and notes thereto of Ameron.
The unaudited pro forma condensed consolidated financial statements of Ameron are prepared in accordance with Article 11 of Regulation S-X.

AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
SIX MONTHS ENDED JUNE 4, 2006

		Pro Forma		Pro Forma
(In thousands, except share and per share data)	Historical	Adjustments		As Adjusted

Sales	$368,991	$(110,362	)(a)	$258,629
Cost of Sales	(275,186)	79,910	(a)	(195,276)

Gross Profit	93,805	(30,452)		63,353

Selling, General and Administrative Expenses	(75,859)	29,350	(a)	(46,509)
Other Income, Net	11,206	(1,842	)(a)	9,364

Income before Interest, Income Taxes and Equity in Earnings of Joint Venture	29,152	(2,944)		26,208
Interest Expense, Net	(1,848)	(71	)(a)	(1,919)

Income before Income Taxes and Equity in Earnings of Joint Venture	27,304	(3,015)		24,289
Provision for Income Taxes	(9,574)	1,662	(b)	(7,912)

Income before Equity in Earnings of Joint Venture	17,730	(1,353)		16,377
Equity in Earnings of Joint Venture, Net of Taxes	4,583	—		4,583

Net Income from Continuing Operations	$22,313	$(1,353)		$20,960

Net Income per Share from Continuing Operations:
Basic	$2.58	$(.16)		$2.42

Diluted	$2.53	$(.15)		$2.38

Weighted-Average Shares:
Basic	8,641,965			8,641,965

Diluted	8,814,700			8,814,700

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED NOVEMBER 30, 2005

		Pro Forma		Pro Forma
(In thousands, except share and per share data)	Historical	Adjustments		As Adjusted

Sales	$704,574	$(209,807	)(a)	$494,767
Cost of Sales	(522,467)	152,910	(a)	(369,557)

Gross Profit	182,107	(56,897)		125,210

Selling, General and Administrative Expenses	(145,954)	57,009	(a)	(88,945)
Other Income, Net	7,141	(5,004	)(a)	2,137

Income before Interest, Income Taxes and Equity in Earnings of Joint Venture	43,294	(4,892)		38,402
Interest Expense, Net	(5,219)	(301	)(a)	(5,520)

Income before Income Taxes and Equity in Earnings of Joint Venture	38,075	(5,193)		32,882
Provision for Income Taxes	(14,470)	2,961	(b)	(11,509)

Income before Equity in Earnings of Joint Venture	23,605	(2,232)		21,373
Equity in Earnings of Joint Venture, Net of Taxes	9,005	—		9,005

Net Income from Continuing Operations	$32,610	$(2,232)		$30,378

Net Income per Share from Continuing Operations:
Basic	$3.88	$(.27)		$3.61

Diluted	$3.80	$(.26)		$3.54

Weighted-Average Shares:
Basic	8,410,563			8,410,563

Diluted	8,579,194			8,579,194

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

AMERON INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
AT JUNE 4, 2006

		Pro Forma		Pro Forma
(In thousands)	Historical	Adjustments		As Adjusted

Assets
Current Assets
Cash and Cash Equivalents	$47,691	$—		$47,691
Restricted Cash	9,001	—		9,001
Receivables, Net	187,532	(55,335	)(c)	132,197
Inventories	118,377	(46,323	)(c)	72,054
Deferred Income Taxes	17,598	(3,623	)(d)	13,975
Prepaid Expenses and Other Current Assets	20,987	(2,585	)(c)	18,402

Total Current Assets	401,186	(107,866)		293,320

Investments in Joint Ventures	20,525	(2,138	)(c)	18,387
Property, Plant and Equipment, Net	157,401	(26,710	)(e)	130,691
Deferred Income Taxes	—	563	(d)	563
Intangible Assets, Net	13,328	(11,687	)(f)	1,641
Other Assets	36,160	—		36,160

Total Assets	$628,600	$(147,838)		$480,762

Liabilities and Stockholders’ Equity
Current Liabilities
Current Portion of Long-Term Debt	$18,333	$—		$18,333
Trade Payables	58,768	(19,094	)(g)	39,674
Accrued Liabilities	73,596	(9,112	)(g)	64,484
Income Taxes Payable	7,747	(845	)(h)	6,902

Total Current Liabilities	158,444	(29,051)		129,393
Long-Term Debt, Less Current Portion	82,717	—		82,717
Other Long-Term Liabilities	65,061	(720	)(g)	64,341

Total Liabilities	306,222	(29,771)		276,451

Stockholders’ Equity
Common Stock	28,755	—		28,755
Additional Paid-In Capital	30,339	—		30,339
Retained Earnings	345,599	(111,591)		234,008
Accumulated Other Comprehensive Loss	(31,837)	(6,476	)(i)	(38,313)
Treasury Stock	(50,478)	—		(50,478)

Total Stockholders’ Equity	322,378	(118,067)		204,311

Total Liabilities and Stockholders’ Equity	$628,600	$(147,838)		$480,762

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
Note 1 — Ameron Basis of Presentation
Historical financial information for Ameron as of and for the six months ended June 4, 2006 has been derived from unaudited historical consolidated financial statements included in Ameron’s Quarterly Report on Form 10-Q for the quarter ended June 4, 2006. Historical financial information for the year ended November 30, 2005 has been derived from audited historical consolidated financial statements included in Ameron’s 2005 Annual Report on Form 10-K.
Note 2 — Pro Forma Adjustments
Pro forma adjustments represent the exclusion of the Performance Coatings & Finishes Group for the period present. The Performance Coatings & Finishes Group was sold to PPG, Industries effective August 1, 2006.
The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are preliminary and subject to change upon completion of a more comprehensive analysis by the Company. The Company expects to complete this analysis prior to finalization of its financial statements for the quarter ended September 3, 2006.
The estimated pretax gain on the disposition of the Performance Coatings & Finishes Group is $3.5 million based on the total consideration of $115 million. The pretax gain calculation is preliminary, excludes the effect of realized cumulative translation adjustment, and is subject to change upon finalization of the transaction closing balance sheet.
The pro forma adjustments are as follows:
a.	Subsequent to the close, the Company will no longer have revenues and related costs associated with the disposed business. These adjustments are recorded to eliminate the net sales, cost of sales and operating expenses which the Company believes are directly attributable to the disposed business and will not continue after the completion of the transaction.

b.	The provision for income taxes has been adjusted on a pro forma basis reflecting the effective income tax rate associated with the Performance Coatings & Finishes Group.

c.	To eliminate the assets sold to PPG.

d.	To eliminate an estimate of the deferred tax assets to be realized at the close of the transaction.

e.	To eliminate the property, plant and equipment, net excluding the retained properties.

f.	To eliminate an estimate of intangible assets relating to the disposition of the Performance Coatings & Finishes Group.

g.	To eliminate the liabilities assumed by PPG.

h.	To eliminate an estimate of the income tax payable associated with the Performance Coatings & Finishes Group.

i.	To eliminate the amount of accumulated translation adjustment to be realized at the close of the transaction.
(d) Exhibits

Exhibit Number	Description of Exhibit
2.1	Amended and Restated Asset Purchase Agreement dated as of June 28, 2006, as amended as of July 31, 2006, by and among Ameron International Corporation and certain of its subsidiaries and PPG Industries, Inc.
99.1	Press Release dated August 2, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERON INTERNATIONAL CORPORATION

Date: August 7, 2006	By:	/s/ Javier Solis

Javier Solis
Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Asset Purchase Agreement dated as of June 28, 2006, as amended as of July 31, 2006, by and among Ameron International Corporation and certain of its subsidiaries and PPG Industries, Inc.
99.1	Press Release dated August 2, 2006